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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) MARCH 8, 2001.



                               PLANET ZANETT, INC.
               (Exact name of registrant as specified in charter)



       DELAWARE                           0-27068               56-4389547
(State or other jurisdiction     (Commission File Number)     (IRS Employer
of incorporation)                                           Identification No.)


              135 EAST 57TH STREET, 15TH FLOOR, NEW YORK, NY 10022
               (Address of principle executive offices) (Zip Code)


                                  212-980-4600
                         (Registrant's telephone number)


                      ------------------------------------


                     Exhibit Index appears on Page 4 hereof


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On March 8, 2001, the board of directors of Planet Zanett, Inc. (the "Company") together with the principals of McEnerney, Brady & Company LLC ("MBC"), the principal accountant previously engaged to audit the Company's financial statements, mutually agreed that MBC would voluntarily withdraw from the engagement as of that date. Neither of the reports provided by MBC for the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent period, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     On March 8, 2001, the board of directors of the Company approved the engagement of BDO Seidman, LLP as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period prior to such appointment, the Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits (referenced in Item 601 of Regulation S-K)

      16.1    Letter from McEnerney, Brady & Company LLC

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               PLANET ZANETT, INC.



Date: March 15, 2001                    By:    /s/ David M. McCarthy
                                               --------------------------------
                                               Name: David M. McCarthy
                                               Title:   Chief Executive Officer


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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.   Description
-----------   -----------

   16.1       Letter from McEnerney, Brady & Company LLC*


*  to be filed by amendment.